Exhibit 1.01

ENTERGY CORPORATION

Common Stock, Par Value $0.01 Per Share

FIRST AMENDMENT TO EQUITY DISTRIBUTION SALES AGREEMENT

May 6, 2024

BNP Paribas Securities Corp. 787 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor
New York, New York 10179

Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor
New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor
New York, New York 10001

In their separate capacities as Agents and Forward
Sellers

Bank of America, N.A.
One Bryant Park
New York, New York 10036

BNP Paribas 787 Seventh Avenue
New York, New York 10019

Citibank, N.A. 390 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association,
New York Branch 383 Madison Avenue
New York, New York 10179

Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor
New York, New York 10036

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ
United Kingdom

The Bank of Nova Scotia 44 King Street West, Toronto,
Ontario M5H 1H1 Canada c/o Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor
New York, New York 10001

In their capacities as Forward Purchasers

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Ladies and Gentlemen:

Reference is hereby made to that certain Equity Distribution Sales Agreement, dated as of January 11, 2021 (the “Sales Agreement”), among Entergy Corporation, a Delaware corporation (the “Company”), and each of Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent) and Wells Fargo Bank, National Association (each, an “Existing Forward Purchaser” and collectively, the “Existing Forward Purchasers”) and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined in the Sales Agreement) (collectively, the “Existing Agents”) and each in its capacity as agent for its affiliated Existing Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined in the Sales Agreement) (collectively, the “Existing Forward Sellers”). This First Amendment to the Sales Agreement (this “Amendment”) is made by and among the Company and each of the Existing Forward Purchasers, BNP Paribas, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and The Bank of Nova Scotia (together with the Existing Forward Purchasers, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and the Existing Agents, the Existing Forward Sellers and BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Scotia Capital (USA) Inc., each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (together with the Existing Agents, each an “Agent” and collectively, the “Agents”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (together with the Existing Forward Sellers, each a “Forward Seller” and collectively, the “Forward Sellers”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. For the avoidance of doubt, as of the date hereof, all references to the Sales Agreement in any document other than this Amendment related to the transactions contemplated by the Sales Agreement shall be to the Sales Agreement as amended by this Amendment.

The Forward Purchasers, the Agents, the Forward Sellers and the Company (collectively, the “parties hereto”) agree as follows:

Section 1. Amendments to Sales Agreement. The parties hereto agree that the Sales Agreement is amended as follows:

(a) As of the date hereof, the parties acknowledge and agree that, by virtue of this Amendment, the following entities have joined as parties to the Sales Agreement in the following capacities: (i) BNP Paribas has joined as a Forward Purchaser; (ii) BNP Paribas Securities Corp. has joined as an Agent and a Forward Seller; (iii) Goldman Sachs & Co. LLC has joined as a Forward Purchaser, an Agent and a Forward Seller; (iv) Morgan Stanley & Co. LLC has joined as a Forward Purchaser, an Agent and a Forward Seller; (v) MUFG Securities EMEA plc has joined as a Forward Purchaser; (vi) MUFG Securities Americas Inc. has joined as an Agent and a Forward Seller; (vii) The Bank of Nova Scotia has joined as a Forward Purchaser and (viii) Scotia Capital (USA) Inc. has joined as an Agent and a Forward Seller.

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(b) As of the date hereof, the first full paragraph of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“Entergy Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of Bank of America, N.A., BNP Paribas, Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined below) (each, an “Agent” and collectively, the “Agents”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) (each, a “Forward Seller” and together, the “Forward Sellers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in this Equity Distribution Sales Agreement (this “Agreement”), of Issuance Shares or Forward Hedge Shares (together, as applicable, the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $3,000,000,000 (the “Authorized Aggregate Gross Sales Price”). The Authorized Aggregate Gross Sales Price may be increased from time to time by the Company pursuant to Section 3(x) hereof.”

(c) As of the date hereof, all references to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, in the Sales Agreement and all references to the Sales Agreement in documents delivered thereunder shall mean the Sales Agreement, as amended by this Amendment, and as it may be further amended and supplemented, from time to time, per the terms of a Joinder (as defined below) as described in Section 3(y) of the Sales Agreement, consistent with a notice of increase in the Authorized Aggregate Gross Sales Price (as defined in the Sales Agreement) as described in Section 3(x) of the Sales Agreement, and by any applicable Terms Agreement.

(d) As of the date hereof, the first sentence of the third full paragraph of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-266624), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”).”

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(e) As of the date hereof, Section 2(b) of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“The Issuance Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 3 and 5 hereof. On any Trading Day, the Company may sell Issuance Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Issuance Shares to be sold on such Trading Day and the minimum price per Issuance Share at which such Issuance Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), unless such Agent declines to act on such instruction (which it may do for any reason in its sole discretion), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Issuance Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Issuance Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Issuance Shares for the accounts of such persons in which any of the parties identified as “Agents” herein is acting for the Company in a capacity other than as Agent under this Agreement. Without limiting any Agent’s obligations under any Terms Agreement, the Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Issuance Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Issuance Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with their respective normal trading and sales practices and applicable law and regulations, to sell such Issuance Shares as required by this Agreement.”

(f) As of the date hereof, the first sentence of Section 2(l) of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“(l) Settlement for sales of Issuance Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made (or, for trade dates on or after May 28, 2024, on the first business day that is also a Trading Day following such trade date), unless another date shall be agreed to in writing by the Company and the applicable Agent (each such day, an “Issuance Settlement Date”).”

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(g) As of the date hereof, the first sentence of Section 2(m) of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“(m) Settlement for sales of Forward Hedge Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made (or, for trade dates on or after May 28, 2024, on the first business day that is also a Trading Day following such trade date), unless another date shall be agreed to in writing by the Company and the applicable Forward Seller (each such day, a “Forward Hedge Settlement Date”).”

(h) As of the date hereof, the Sales Agreement shall be amended to add new Section 3(y) as follows:

“(y) Addition of Forward Purchasers, Agents or Forward Sellers. The Company shall provide at least two business days’ notice to each Agent, Forward Seller and Forward Purchaser in writing if any entity is joining this Agreement as an Agent, Forward Seller or Forward Purchaser (each such entity, an “Additional Party”). Each Additional Party shall execute a joinder to this Agreement substantially in the form of Exhibit D hereto (a “Joinder”), which shall attach as Appendix I thereto an updated form of Master Forward Confirmation substantially in the form of Exhibit C hereto with such changes as shall be agreed upon by the Company and such Additional Party (which form, with such agreed changes, shall be deemed to amend and replace Exhibit C hereunder with respect to such Additional Party). Upon execution of the Joinder, the Additional Party shall become a party to this Agreement and shall be treated as, and with the same force and effect as if originally named in this Agreement as, an Agent, Forward Seller or Forward Purchaser, as applicable. Each Agent, Forward Seller and Forward Purchaser shall receive a copy of each Joinder on the date thereof. In connection with the addition of any Additional Party, the Company shall prepare and file with the Commission a supplement to the Prospectus to include such Additional Party.”

(i) As of the date hereof, Section 10 of the Sales Agreement shall be deleted in its entirety and replaced with the following:

“Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents and Forward Sellers shall be directed to them c/o (i) BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Robert McDonald, with a copy to dl.nyk.ste@us.bnpparibas.com; (ii) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; (iv) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; (v) J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal (fax: (212) 622-8783; email: sanjeet.s.dewal@jpmorgan.com); (vi) Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets; (vii) Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter, Scott Finz, with a copy to the Legal Department (email: equitysolutions_notices@morganstanley.com, Anthony.Cicia@morganstanley.com and Eric.D.Wang@morganstanley.com); (viii) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York,

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New York 10020, Attention: Capital Markets (fax: (646) 434-3455; email: FLOEStransactions@us.sc.mufg.jp and ECM@us.sc.mufg.jp); (ix) Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets (email: us.ecm@scotiabank.com and us.legal@scotiabank.com); and (x) Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York, 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918). Notices to the Forward Purchasers shall be directed to (i) BNP Paribas, 787 Seventh Avenue, New York, New York 10019, Attention: Robert McDonald, with a copy to dl.nyk.ste@us.bnpparibas.com; (ii) Bank of America, N.A., c/o BofA Securities Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; (iii) Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Attention: General Counsel, (iv) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to Eq-derivs-notifications@am.ibd.gs.com; (v) JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support (email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com), with a copy to: Sanjeet Dewal (email: sanjeet.s.dewal@jpmorgan.com); (vi) Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets; (vii) Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter, Scott Finz, with a copy to the Legal Department (email: equitysolutions_notices@morganstanley.com, Anthony.Cicia@morganstanley.com and Eric.D.Wang@morganstanley.com); (viii) MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC27 9AJ, United Kingdom, Attention: Derivative Confirmations (fax: +44 (0) 20 7577 2898/2875; email: docsconfirms@int.sc.mufg.jp, with a copy to: ECM@us.sc.mufg.jp); (ix) The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario M5H 1H1 Canada, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: U.S. Equity Derivatives (telephone: (212) 225-5230, (212) 225-5582; email: bahar.lorenzo@scotiabank.com and john.kelly@scotiabank.com, with a copy to BNSEquityConfirmations@scotiabank.com); and (x) Wells Fargo Bank, National Association, c/o Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York, 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918). Notices to the Company shall be directed to it at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Treasurer. Notices to any Additional Party shall be directed to the address set forth in the Joinder of such Additional Party.”

(j) As of the date hereof, each of Exhibit A, Exhibit B and Exhibit C to the Sales Agreement is hereby deleted in its entirety and replaced with Exhibit A, Exhibit B and Exhibit C attached hereto, respectively.

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(k) As of the date hereof, the third paragraph of the form of Terms Agreement attached as Annex I to the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of {INSERT NAME AND ADDRESS OF COUNSEL TO THE UNDERWRITER[S]}, or at such other place as shall be agreed upon by the Underwriter{s} and the Company, at 9:00 A.M. (New York City time) on {the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof}1 {the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof}2 (in each case, unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter{s}and the Company (such time and date of payment and delivery being herein called “Settlement Date”).”

Section 2. Prospectus Supplement. Promptly after execution and delivery of this Amendment, the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) (the “Amended Prospectus Supplement”). The parties hereto agree that the term “Prospectus Supplement” in the Sales Agreement means such Amended Prospectus Supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) of the Sales Agreement, as the case may be, or as supplemented to reflect (i) any increase in the Authorized Aggregate Gross Sales Price or (ii) the addition of any Additional Party, including, in each case, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. For the avoidance of doubt, the Company shall not be obligated to provide written notice of the intent to file or of the filing of the Amended Prospectus Supplement pursuant to Section 3(a) or Section 3(c) of the Sales Agreement.

Section 3. Conditions of Agent’s, Forward Sellers’ and Forward Purchasers’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Amendment are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions of this Amendment and to the performance by the Company of its covenants and other obligations under this Amendment and under the Sales Agreement, including Section 3 and Section 5 thereunder. For the avoidance of doubt, the filing of the Amended Prospectus Supplement shall be a “Representation Date” under the Sales Agreement.

Section 4. Additional Representations and Warranties. The Company represents and warrants to the Agents, the Forward Sellers and the Forward Purchasers, at the date of this Amendment, that the representations and warranties contained in Section 1 (Representations and Warranties) of the Sales Agreement are true and correct; provided that all references to the “Agreement” therein shall be to the Sales Agreement, as amended by this Amendment.

Section 5. No Other Amendments. The parties hereto agree that, except as set forth in, and amended by, Section 1 and Section 2 above, all the terms and provisions of the Sales Agreement shall remain in full force and effect.

[1]	To be inserted if the date of the Terms Agreement is on or before May 27, 2024.
[2]	To be interested if the date of the Terms Agreement is on or after May 28, 2024.

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Section 6. Incorporation of Terms. The provisions of Sections 12 (Parties), 13 (Governing Law), 14 (Consent to Jurisdiction; Waiver of Immunity), 16 (Counterparts) and 17 (Effect of Headings) of the Sales Agreement shall apply with respect to this Amendment and are incorporated herein mutatis mutandis.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, Forward Sellers, Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Entergy Corporation

By:	/s/ Barrett E. Green
Name: Barrett E. Green
Title: Vice President and Treasurer

{Signature Page to First Amendment to Equity Distribution Agreement}

Accepted as of the date hereof:

BNP Paribas Securities Corp.,		BNP Paribas,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Robert McDonald	By:	/s/ Robert McDonald
	Name: Robert McDonald		Name: Robert McDonald
	Title: Managing Director		Title: Managing Director

By:	/s/ Spencer Cherniak	By:	/s/ Spencer Cherniak
	Name: Spencer Cherniak		Name: Spencer Cherniak
	Title: Managing Director		Title: Managing Director

BofA Securities, Inc.,		Bank of America, N.A.,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ John Lau	By:	/s/ Rohan Handa
	Name: John Lau		Name: Rohan Handa
	Title: Managing Director		Title: Managing Director

Citigroup Global Markets Inc.,		Citibank, N.A.,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Ashwani Khubani	By:	/s/ Eric Natelson
	Name: Ashwani Khubani		Name: Eric Natelson
	Title: Authorized Signatory		Title: Authorized Signatory

Goldman Sachs & Co. LLC,		Goldman Sachs & Co. LLC,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Charles Park	By:	/s/ Mike Voris
	Name: Charles Park		Name: Mike Voris
	Title: Managing Director		Title: Managing Director

J.P. Morgan Securities LLC,		JPMorgan Chase Bank, National Association,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Brett Chalmers	By:	/s/ Brett Chalmers
	Name: Brett Chalmers		Name: Brett Chalmers
	Title: Executive Director		Title: Executive Director

{Signature Page to First Amendment to Equity Distribution Agreement}

Mizuho Securities USA LLC,		Mizuho Markets Americas LLC,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ James Watts	By:	/s/ Matthew E. Chiavaroli
	Name: James Watts		Name: Matthew E. Chiavaroli
	Title: Managing Director		Title: Authorized Signatory

Morgan Stanley & Co. LLC,		Morgan Stanley & Co. LLC,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Mauricio Dominguez	By:	/s/ Mark Asteris
	Name: Mauricio Dominguez		Name: Mark Asteris
	Title: Vice President		Title: Managing Director

MUFG Securities Americas Inc.,		MUFG Securities EMEA plc,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Geoffrey Paul	By:	/s/ Catherine Lucas
	Name: Geoffrey Paul		Name: Catherine Lucas
	Title: Managing Director		Title: Authorised Signatory

Scotia Capital (USA) Inc.,		The Bank of Nova Scotia,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Tim Mann	By:	/s/ Kshamta Kaushik
	Name: Tim Mann		Name: Kshamta Kaushik
	Title: Managing Director		Title: Managing Director

Wells Fargo Securities, LLC,		Wells Fargo Bank, National Association,
as Agent and Forward Seller		as Forward Purchaser

By:	/s/ Elizabeth Alvarez	By:	/s/ Elizabeth Alvarez
	Name: Elizabeth Alvarez		Name: Elizabeth Alvarez
	Title: Managing Director		Title: Managing Director

{Signature Page to First Amendment to Equity Distribution Agreement}

EXHIBIT A

{Letterhead of Entergy Services, LLC}

{____________}, 20{__}

BNP Paribas Securities Corp. 787 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor
New York, New York 10179

Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor
New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor
New York, New York 10001

In their separate capacities as agents (the
“Agents”) and as forward sellers (the “Forward
Sellers”)

Bank of America, N.A.
One Bryant Park
New York, New York 10036

BNP Paribas 787 Seventh Avenue
New York, New York 10019

Citibank, N.A. 390 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association,
New York Branch 383 Madison Avenue
New York, New York 10179

Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor
New York, New York 10036

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ
United Kingdom

The Bank of Nova Scotia 44 King Street West, Toronto,
Ontario M5H 1H1 Canada c/o Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor
New York, New York 10001

In their capacities as forward purchasers (the
“Forward Purchasers”)

Ladies and Gentlemen: 3

I, together with Morgan, Lewis & Bockius LLP, of New York, New York, have acted as counsel for Entergy Corporation, a Delaware corporation (the “Company”), in connection with the issuance from time to time pursuant to the Equity Distribution Sales Agreement, dated January 11, 2021, as amended by the First Amendment to Equity Distribution Sales Agreement, dated May 6, 2024 (as so amended, the “Sales Agreement”), among the Company, the Agents, the Forward Sellers and the Forward Purchasers of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to ${3,000,000,000} (the “Shares”). This opinion is rendered to you at the request of the Company pursuant to Section 5(c)(i) of the Sales Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Sales Agreement.

In my capacity as such counsel, I have either participated in the preparation of or have examined and am familiar with: (a) the Company’s Restated Certificate of Incorporation and the Company’s By-laws; (b) the Sales Agreement; (c) the form of Confirmation; (d) the Registration Statement and the Prospectus; and (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Shares and the execution and delivery by the Company of the Sales Agreement and any Confirmation. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, and the authenticity of the originals of such latter documents. In making my examination of documents and instruments executed or to be executed by persons other than the Company, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof by such person, and the due execution and delivery by or on behalf of such person of each such document and instrument. In the case of any such other person that is not a natural person, I have also assumed, insofar as is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such other person was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon the ability of such other person to execute, deliver and/or perform such other person’s obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by oral agreement, conduct or course of dealing of the parties thereto, although I have no knowledge of any facts or circumstances that could give rise to such amendment.

[3]	This form of opinion will be modified appropriately to reflect any Non-ATM Offering.

As to questions of fact material to the opinions expressed herein, I have relied upon statements in the Registration Statement{, the General Disclosure Package} and the Prospectus, and upon certificates and representations of officers of the Company (including but not limited to those contained in the Sales Agreement and certificates delivered pursuant to the Sales Agreement) and appropriate public officials without independent verification of such matters except as otherwise described herein.

Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, I intend to signify that no information has come to my attention or the attention of any other attorneys acting for or on behalf of the Company or any of its affiliates that have participated in the negotiation of the transactions contemplated by the Sales Agreement and any Confirmation, in the preparation of the Registration Statement{, the General Disclosure Package} and the Prospectus, or in the preparation of this opinion letter, after consultation with such other attorneys acting for or on behalf of the Company as I or they deemed appropriate, that would give me, or them, actual knowledge that would contradict such opinions. However, except to the extent necessary in order to give the opinions hereinafter expressed, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.

My opinion in paragraph (1) below, insofar as it relates to the good standing of the Company under Delaware law, is given exclusively in reliance upon a certification of the Secretary of State of Delaware, upon which I believe I am justified in relying. A copy of such certification has been provided to you.

Subject to the foregoing and to the further exceptions and qualifications set forth below, I am of the opinion that:

(1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, has the necessary corporate power and authority to conduct the business that it is described as conducting in the Registration Statement{, the General Disclosure Package} and the Prospectus and to own and operate the properties owned and operated by it in such business.

(2) The Shares to be issued and sold pursuant to the Sales Agreement and any Confirmation in At the Market Offerings have been duly authorized by the Company and, if the Shares were to be issued, sold and delivered by the Company on the date hereof upon payment for and delivery of the Shares in accordance with the Sales Agreement or such Confirmation, as the case may be, the Shares would be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof would not be subject to any preemptive or similar rights.

(3) The statements made in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to summarize the terms of the Shares, constitute an accurate summary thereof in all material respects.

(4) The Sales Agreement has been duly authorized, executed and delivered by the Company.

(5) Each Confirmation in an At the Market Offering has been duly authorized by the Company and, upon execution and delivery by each party thereto, will be duly executed and delivered by the Company.

(6) Except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which I do not express an opinion, the Registration Statement, on the date that {the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 20{__}}{it} was filed by the Company with the Commission under the {1934 Act}{1933 Act}, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the 1933 Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; and, with respect to the documents or portions thereof filed by the Company with the Commission pursuant to the 1934 Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 (except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which I do not express an opinion), such documents or portions thereof, on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the 1934 Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement was effective immediately upon filing under the 1933 Act on the date that it was filed by the Company with the Commission thereunder; and, to my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under Section 8(d) of the 1933 Act.

(7) No approval, authorization, consent or other order of any governmental body (other than under the 1933 Act, which has been duly obtained) under the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in my experience is normally applicable to transactions of the type contemplated by the Sales Agreement and any Confirmation (including the issuance of the Shares) which are At the Market Offerings, but without my having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any state securities or “blue sky” laws or the antifraud laws of any jurisdiction, as to which I express no opinion, is legally required to permit the sale of the Shares pursuant to the Sales Agreement or any Confirmation; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations under the Sales Agreement or any Confirmation.

(8) The sale of the Shares and the execution, delivery and performance by the Company of the Sales Agreement and any Confirmation (including the issuance of the Shares) in At the Market Offerings(a) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Company or any of its Principal Subsidiaries pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to me (having made due inquiry with respect thereto) to which the Company or any of its Principal Subsidiaries is a party or which purports to be binding upon the Company or any of its Principal Subsidiaries or upon any of their respective assets, (b) will not violate any provision of any law or regulation applicable to the Company or any of the Principal Subsidiaries or, to my knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company or any of the Principal Subsidiaries (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) and (c) will not result in any violation of any provision of the charter, by-laws or the other organizational documents of the Company or any of the Principal Subsidiaries.

In connection with the preparation by the Company of the Registration Statement and the Prospectus, I have had discussions with certain of the officers, employees, and representatives of the Company and Entergy Services, LLC, with other counsel for the Company, and with the independent registered public accountants of the Company who audited {certain of} the financial statements incorporated by reference in the Registration Statement and the Prospectus. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this statement of belief. Based on my review of the Registration Statement and the Prospectus and the above-mentioned discussions, although I have not independently verified the accuracy, completeness or fairness of the statements included or incorporated by reference therein and take no responsibility therefor (except to the extent such statements relate to me or as expressly set forth in paragraph (3) above), no facts have come to my attention that cause me to believe that (i) the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to (a) the financial statements or other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference in the Registration Statement or the Prospectus or (b) the assessments of or reports on the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement or the Prospectus.

I am a member of the Bar of the State of Louisiana, and this opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to all matters of New York law, I have relied (without independent inquiry), with your approval, upon the opinion of even date herewith addressed to you of Morgan, Lewis & Bockius LLP of New York, New York.

This opinion is solely for your benefit in connection with the Sales Agreement and the transactions contemplated thereunder, and it may not be relied upon in any manner by any other person or for any other purpose, without my prior written consent.

Very truly yours,

Raechelle M. Munna, Esq., Assistant General Counsel–Corporate and Securities

EXHIBIT B

{Letterhead of Morgan, Lewis & Bockius LLP}

{____________}, 20{__}

BNP Paribas Securities Corp. 787 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor
New York, New York 10179

Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor
New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor
New York, New York 10001

In their separate capacities as agents (the
“Agents”) and as forward sellers (the “Forward
Sellers”)

Bank of America, N.A.
One Bryant Park
New York, New York 10036

BNP Paribas 787 Seventh Avenue
New York, New York 10019

Citibank, N.A. 390 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association,
New York Branch 383 Madison Avenue
New York, New York 10179

Mizuho Markets Americas LLC c/o Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor
New York, New York 10036

MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ
United Kingdom

The Bank of Nova Scotia 44 King Street West, Toronto,
Ontario M5H 1H1 Canada c/o Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor
New York, New York 10001

In their capacities as forward purchasers (the
“Forward Purchasers”)

Ladies and Gentlemen: 4

We, together with Raechelle M. Munna, Esq., Assistant General Counsel–Corporate and Securities of Entergy Services, LLC, have acted as counsel to Entergy Corporation, a Delaware corporation (the “Company”), in connection with the issuance from time to time pursuant to the Equity Distribution Sales Agreement, dated January 11, 2021, as amended by the First Amendment to Equity Distribution Sales Agreement, dated May 6, 2024 (as so amended, the “Sales Agreement”), among the Company, the Agents, the Forward Sellers and the Forward Purchasers of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to ${3,000,000,000} (the “Shares”). This opinion is rendered to you at the request of the Company pursuant to Section 5(c)(ii) of the Sales Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Sales Agreement.

In our capacity as such counsel, we have either participated in the preparation of, or have examined and are familiar with: (a) the Company’s Restated Certificate of Incorporation and the Company’s By-Laws; (b) the Sales Agreement; (c) the form of Confirmation; (d) the Registration Statement{, the General Disclosure Package} and the Prospectus; and (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the Shares and the execution and delivery by the Company of the Sales Agreement and any Confirmation. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of officers of the Company (including but not limited to those contained in the Registration Statement{, the General Disclosure Package}, the Prospectus, the Sales Agreement and certificates delivered pursuant to the Sales Agreement) and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:

(1) The Shares to be issued and sold pursuant to the Sales Agreement and any Confirmation in At the Market Offerings have been duly authorized by the Company and, if the Shares were to be issued, sold and delivered by the Company on the date hereof upon payment for and delivery of the Shares in accordance with the Sales Agreement or such Confirmation, as the case may be, the Shares would be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof would not be subject to any preemptive or similar rights.

(2) The statements made in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to summarize the terms of the Shares, constitute an accurate summary thereof in all material respects.

[4]	This form of opinion will be modified appropriately to reflect any Non-ATM Offering.

(3) The Sales Agreement has been duly authorized, executed and delivered by the Company.

(4) Each Confirmation in an At the Market Offering has been duly authorized by the Company and, {assuming that (a) a Confirmation in the form attached as Exhibit C to the Sales Agreement has been duly executed and delivered by the Company and a Forward Purchaser, and if such Confirmation were to be so executed and delivered on the date hereof, and (b) {the Trade Date, Number of Shares, percentage discount applied to the Initial Forward Price, Spread, Maturity Date, Forward Price Reduction Dates and Forward Price Reduction Amounts} (as such terms are defined in the form of Confirmation attached as Exhibit C to the Sales Agreement) and other terms of such Confirmation (collectively, the “Additional Terms”) have been duly established, authorized and approved by the Company and such Confirmation has been duly completed to accurately reflect such Additional Terms}, such Confirmation would constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

(5) Except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which we do not express an opinion, the Registration Statement, on the date that {the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 20{__}}{it} was filed by the Company with the Commission under the {1934 Act}{1933 Act}, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the 1933 Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; and, with respect to the documents or portions thereof filed with the Commission by the Company pursuant to the 1934 Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, such documents or portions thereof (except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which we do not express an opinion), on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the 1934 Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement was effective immediately upon filing under the 1933 Act on the date that it was filed by the Company with the Commission thereunder; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under Section 8(d) of the 1933 Act.

(6) No approval, authorization, consent or other order of any governmental body (other than under the 1933 Act, which has been duly obtained) under the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience is normally applicable to transactions of the type contemplated by the Sales Agreement and any Confirmation (including the issuance of the Shares) which are At the Market Offerings, but without our having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any state securities or “blue sky” laws or the antifraud laws of any jurisdiction, as to which we express no opinion, is legally required to permit the sale of the Shares pursuant to the Sales Agreement and any Confirmation; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations under the Sales Agreement and any Confirmation.

(7) The Company is not and, as a result of and after giving effect to the transactions contemplated by the Sales Agreement, any Confirmation and the issuance, sale and delivery of the Shares, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

In addition, our opinion set forth in paragraph (4) above is subject to and limited by, in the case of indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor and a requirement that an indemnity provision will not be read to impose obligations upon indemnitors that are neither disclosed at the time of its execution nor reasonably within the scope of its terms and the overall intention of the parties at the time of its making.

Our opinion in paragraph (4) is further subject to the following assumptions and qualifications:

i.	Each party to each Confirmation is an “eligible contract participant” as defined in Section 1a(18) of the Commodity 1934 Act, as amended, and the rules and regulations thereunder.

ii.	Provisions of each Confirmation relating to indemnification or exculpation may be limited by public policy or by law.

iii.

We express no opinion as to provisions of each Confirmation that purport (a) to establish any evidentiary standard, (b) to provide that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more others, (c) to create a conclusive presumption or commit a conclusive or binding determination of any matter, (d) to waive the right of any party to object to venue, (e) to waive matters that cannot, as a matter of law, be effectively waived, (f) to impose penalties, forfeitures, late payment charges or an increase in interest upon an occurrence of a default, or (g) to create a power of attorney, proxy, or agency relationship.

iv.

We express no opinion with respect to the enforceability of the New York choice of law provisions set forth in each Confirmation in jurisdictions other than the State of New York and have further assumed that any court in the jurisdiction of the State of New York considering the enforceability of such provisions would give effect to Section 5-1401 of the New York General Obligations Law.

v.

We express no opinion with respect to the enforceability of the New York choice of forum provisions set forth in each Confirmation in jurisdictions other than the State of New York and have further assumed that any court in the jurisdiction of the State of New York considering the enforceability of such provisions would give effect to Section 5-1402 of the New York General Obligations Law.

vi.	We express no opinion as to any securities law or regulation.

vii.

We express no opinion as to the effect of the compliance or noncompliance of any Forward Purchaser with any law or regulation applicable to it because of the legal or regulatory status or the nature of the business of it or its participation in the transactions contemplated by each Confirmation.

In passing upon the forms of the Registration Statement and the Prospectus in paragraph (5) above, we necessarily assume the correctness, completeness and fairness of the statements made by the Company and information included or incorporated by reference in the Registration Statement and the Prospectus and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraph (2) above. In connection with the preparation by the Company of the Registration Statement and the Prospectus, we have had discussions with certain officers, employees and representatives of the Company and Entergy Services, LLC, with other counsel for the Company and with the independent registered public accountants of the Company who audited {certain of} the financial statements incorporated by reference in the Registration Statement and the Prospectus. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this statement of belief. Based on our review of the Registration Statement and the Prospectus and the above-mentioned discussions, although we have not independently verified the accuracy, completeness or fairness of the statements included or incorporated by reference therein and take no responsibility therefor (except to the extent such statements relate to us or as expressly set forth in paragraph (2) above), no facts have come to our attention that cause us to believe that (i) the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to (a) the financial statements or other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference in the Registration Statement or the Prospectus or (b) the assessments of or reports on the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement or the Prospectus.

This opinion is limited to the law of the States of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is solely for your benefit in connection with the Sales Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent, except that Raechelle M. Munna, Esq., Assistant General Counsel–Corporate and Securities of Entergy Services, LLC may rely on this opinion as to all matters of New York law in rendering his opinion required to be delivered under the Sales Agreement.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

EXHIBIT C

{Form of Master Forward Confirmation}

[GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: 212-902-1000]1

To:	Entergy Corporation 639 Loyola Avenue New Orleans, Louisiana 70113

From:	[Bank of America, N.A.][BNP Paribas][Citibank, N.A.][Goldman Sachs & Co. LLC][JPMorgan Chase Bank, National Association, New York Branch][Mizuho Markets Americas LLC][Morgan Stanley & Co. LLC][MUFG Securities EMEA plc][The Bank of Nova Scotia][Wells Fargo Bank, National Association]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [Bank of America, N.A.]2[BNP Paribas]3[Citibank, N.A.]4 [Goldman Sachs & Co. LLC]5[JPMorgan Chase Bank, National Association, New York Branch]6[Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent)]7[Morgan Stanley & Co. LLC]8[MUFG Securities EMEA plc]9[The Bank of Nova Scotia]10[Wells Fargo Bank, National Association]11 (“Dealer”) and Entergy Corporation (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as

[1]	Insert for GS.
[2]	Insert for BofA.
[3]	Insert for BNP.
[4]	Insert for Citi.
[5]	Insert for GS.
[6]	Insert for JPM.
[7]	Insert for Mizuho.
[8]	Insert for MS.
[9]	Insert for MUFG.
[10]	Insert for Scotia.
[11]	Insert for WF.

of [January [  ], 2021]12 [January 11, 2021, as amended by that certain First Amendment to Equity Distribution Sales Agreement, dated as of May [  ], 2024, and as may be further amended or otherwise modified from time to time in accordance with the terms thereof]13 (the “Equity Distribution Agreement”), among Dealer, [BofA Securities, Inc.]14[BNP Paribas Securities Corp.]15[Citigroup Global Markets Inc.]16 [Goldman Sachs & Co. LLC]17 [J.P. Morgan Securities LLC]18 [Mizuho Securities USA LLC]19 [Morgan Stanley & Co. LLC]20[MUFG Securities Americas Inc.]21[Scotia Capital (USA) Inc.]22[Wells Fargo Securities, LLC]23 [, in its separate capacity as sales agent and/or principal and forward seller,]24 and Counterparty, among others, on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Schedule A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). [Mizuho Markets Americas LLC (“MMA”) is acting as principal in its capacity as Dealer hereunder and Mizuho Securities USA LLC (“MSUSA”), its affiliate, is acting as agent for MMA, in its capacity as Dealer hereunder, and Counterparty hereunder. MMA is not a member of the Securities Investor Protection Corporation.]25

1. Each Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency.

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

[12]	Insert for BofA, Citi, JPM, Mizuho and WF.
[13]	Insert for BNP, GS, MS, MUFG and Scotia.
[14]	Insert for BofA.
[15]	Insert for BNP.
[16]	Insert for Citi.
[17]	Insert for GS.
[18]	Insert for JPM.
[19]	Insert for Mizuho.
[20]	Insert for MS.
[21]	Insert for MUFG.
[22]	Insert for Scotia.
[23]	Insert for WF.
[24]	Insert for GS and MS.
[25]	Insert for Mizuho.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; (iv) the 2000 Definitions; and (v) the Agreement.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $0.01 per Share, of Counterparty (Ticker: “ETR”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Adjusted Volume-Weighted Hedge Price, subject to adjustment in accordance with the last paragraph of Section 3 hereof.

Adjusted Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the gross sales price per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such sales price (other than the sales price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such sales price are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a substantially similar successor rate selected by the Calculation Agent in its commercially reasonable discretion and based upon market convention, which successor rate shall reflect any generally accepted adjustments in the market with respect to converting the Overnight Bank Rate to such successor rate) minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on the page “OBFR01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date” in the Accepted Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement. Dealer shall notify Counterparty of the expected last Unwind Date of the Unwind Period (which expectation shall not be binding upon Dealer) promptly following Dealer receiving a Settlement Notice specifying Cash Settlement or Net Share Settlement.

Valuation Disruption:	If Cash Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market

Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price and the Relevant Forward Price, as applicable, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 30th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date [(and on and after May 28, 2024, no later than 4:30 p.m. (New York City time) on the applicable Settlement Method Election Date)][26] for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical

[26]	Insert for BNP, GS, MS, MUFG and Scotia.

Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)  to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, and taking into account any other Transactions hereunder or under a substantially similar issuer forward or similar transaction with Dealer with an overlapping unwind period, be in compliance with, the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day [(and on and after May 28, 2024, the first Scheduled Trading Day)][27] immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount in USD (the “Physical Settlement Amount”) equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such

[27]	Insert for BNP, GS, MS, MUFG and Scotia.

Settlement Shares. If, on any Settlement Date, the Settlement Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Settlement Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Cash Settlement:	On the Cash Settlement Payment Date for any Settlement of any Transaction to which Cash Settlement is applicable, if the Forward Cash Settlement Amount is a positive number, then Counterparty shall pay to Dealer the Forward Cash Settlement Amount on the relevant Cash Settlement Payment Date, and if the Forward Cash Settlement Amount is a negative number, then Dealer shall pay to Counterparty the absolute value of the Forward Cash Settlement Amount on the relevant Cash Settlement Payment Date.

Cash Settlement Payment Date:	For any Settlement of any Transaction to which Cash Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

Settlement Price:	For any Cash Settlement or Net Share Settlement of any Transaction, subject to “Valuation Disruption” above, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent that in no event will exceed USD 0.01.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “ETR <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer generally in its business) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Placement Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added at the end of clause (X) thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided further that the “Materially Increased Costs Provision below shall apply.

Materially Increased Costs Provision:	Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Dealer and Counterparty agree to negotiate in good faith for at least five Exchange Business Days (or until such earlier date as an agreement is reached) (any such period of negotiation, the “Amendment Period”) to amend this Master Forward Confirmation and/or any Supplemental Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by

Dealer and Counterparty, result in a Change in Law to which an ISDA Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Master Forward Confirmation and/or the relevant Supplemental Confirmation, Dealer and Counterparty are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an ISDA Event. The Calculation Agent may, in connection with the designation of an Early Valuation Date following such ISDA Event, reduce the Forward Price for the relevant Transaction to compensate Dealer for any “materially increased costs” incurred during the relevant Amendment Period. Any Change in Law that results in an actual cost to Dealer of borrowing a number of Shares equal to the Number of Shares for the relevant Transaction to hedge its exposure to such Transaction that is equal to or less than a rate equal to the Maximum Stock Loan Rate for such Transaction shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” as a result of such cost.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable; provided that (x) Section 12.9(a)(viii) of the Equity Definitions shall be amended by replacing the phrase “Shares in respect of such Transaction” with the phrase “Shares with respect to such Transaction in an amount equal to the Hedging Shares (not to exceed the number of Shares underlying the Transaction)” and (y) Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer [and/or its affiliate(s)][28]

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel and the Threshold Number of Shares and Threshold Regulatory Number of Shares notified to Dealer pursuant to Section 10, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

[28]	Insert for BNP.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period was the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Physical Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate in a commercially reasonable manner to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) an Increased Cost of Stock Borrow in connection with which Counterparty does not elect, and so notify the Hedging Party of its election within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) of the Equity Definitions or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) of the Equity Definitions or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Dealer in relation to its commercially reasonable hedge position as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to [(x)][29] an affiliate of Dealer whose obligation is guaranteed by

29 Insert for MUFG.

Dealer or [Dealer’s ultimate parent][30] [The Goldman Sachs Group, Inc.][31] [or (y) an affiliate of Dealer with a credit rating that is the same or better than Dealer’s credit rating, in each case,][32] without the consent of Counterparty; provided that (x) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment and (y) subsequent to such transfer or assignment, Counterparty will neither, as a result of such transfer or assignment, (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, except to the extent that such additional amounts were payable to the assignor or transferor immediately before the assignment or transfer, nor (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amounts were not payable by the assignor or transferor immediately before the assignment or transfer. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty

[30]	Insert for all Dealers other than GS.
[31]	Insert for GS.
[32]	Insert for MUFG.

Dealer Payment/Delivery Instructions:		To be provided by Dealer

Counterparty’s Contact Details for Purpose of Giving Notice:		To be provided by Counterparty

Dealer’s Contact Details for Purpose of Giving Notice:		[Bank of America, N.A.
c/o BofA Securities, Inc.
Bank of America Tower at One Bryant Park
New York, NY 10036
Attention: Robert Stewart, Assistant General Counsel
Telephone: (646) 855-0711
Email: rstewart4@bofa.com

With a copy to:

Bank of America, N.A. c/o BofA Securities, Inc.
Bank of America Tower at One Bryant Park
New York, NY 10036
Attention: Rohan Handa
Telephone: (646) 855-8654
Email: rohan.handa@bofa.com][33]

[BNP Paribas 787 7th Avenue, 3rd Floor
New York, New York 10019
Attention: Robert McDonald
Email: dl.nyk.ste@us.bnpparibas.com][34]

[Citibank, N.A.
Corporate Equity Derivatives 390 Greenwich Street, 1st Floor
New York, NY 10013
Attention: Equity Derivatives
Telephone: 212-723-5770
Email: eq.us.corporates.middle.office@citi.com][35]

	[To:	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
	Attention:	Jan Debeuckelaer
	Telephone:	212-934-0893 / 917-277-1699
	Email:	jan.debeuckelaer@gs.com

And email notification to the following address: Eq-derivs-notifications@am.ibd.gs.com][36]

[33]	Insert for BofA.
[34]	Insert for BNP.
[35]	Insert for Citi.
[36]	Insert for GS.

[JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:	edg_notices@jpmorgan.com
edg_ny_corporate_sales_support@jpmorgan.com
Facsimile No:	1-866-886-4506

With a copy to:

Attention:	Stephanie Little
Title:	Executive Director
Telephone No:	(312) 732-3229
Email:	stephanie.y.little@jpmorgan.com][37]

[Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, NY 10020
Attention:	Kevin Mullane, Executive Director
Telephone:	(212) 205-7645
Email:	Kevin.Mullane@mizuhogroup.com

With a copy to:

Mizuho Markets Americas LLC
C/O Mizuho Securities USA LLC as agent 1271 Avenue of the Americas
New York, NY 10020
Attention:	Equity Capital Markets Desk
Telephone:	(212) 209-9300
Email:	US-ECM@mizuhogroup.com][38]

[To:	Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, NY 10036
Attention:	Scott Finz
Telephone:	(212) 761-2790
Email:	Scott.Finz@morganstanley.com

With a copy to:	Morgan Stanley & Co. LLC
1221 Avenue of the Americas, 34th Floor
New York, NY 10020
Attention:	Anthony Cicia, Eric Wang
Telephone:	(212) 761-7959; (212) 761-0320
Facsimile:	(212) 404-9480
Email:	Anthony.Cicia@morganstanley.com;
Eric.D.Wang@morganstanley.com][39]

[MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ

[37]	Insert for JPM.
[38]	Insert for Mizuho.
[39]	Insert for MS.

United Kingdom
Attention: Derivative Confirmations
Facsimile: +44 (0) 20 7577 2898/2875
Email: docsconfirms@int.sc.mufg.jp

With a copy to:

geoffrey.paul@mufgsecurities.com,

jason.stanger@mufgsecurities.com, ECM@us.sc.mufg.jp,

kathleen.considine@mufgsecurities.com,

michael.gordon@mufgsecurities.com and ESG-ETG-

Americas@mufgsecurities.com][40]

[The Bank of Nova Scotia 44 King Street West
Toronto, Ontario, Canada M5H 1H1 c/o Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor
New York, New York 10281

	Attention:	U.S. Equity Derivatives
	Telephone:	212-225-5230 / 212-225-6664
	Email:	bahar.lorenzo@scotiabank.com /
john.kelly@scotiabank.com

	With a copy to:	BNSEquityConfirmations@scotiabank.com][41]

[Notwithstanding anything to the contrary in the Agreement, the Master Confirmation or any Supplemental Confirmation, all notices to Dealer in connection with any Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com][42]

Offices:

(a) Office of Counterparty:	Not Applicable, Counterparty is not a Multibranch Party.

(b) Office of Dealer:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

3. Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a) the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct or, as provided in the Equity Distribution Agreement, true and correct in all material respects, on such Effective Date as if made as of such Effective Date;

[40]	Insert for MUFG.
[41]	Insert for Scotia.
[42]	Insert for WF.

(b) Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c) all of the conditions set forth in Section 5 of the Equity Distribution Agreement shall have been satisfied;

(d) the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct or, as provided in the Equity Distribution Agreement, true and correct in all material respects, on such Effective Date as if made as of such Effective Date;

(f) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g) Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement), in connection with establishing its commercially reasonable hedge position in respect of such Transaction, Dealer, in its good faith and commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Forward Hedge Settlement Date or (y) in Dealer’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 1 of the Equity Distribution Agreement are true and correct as of the date hereof, each date a Placement Notice is effective, each Trade Date for any Transaction and each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 1 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c) it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 9.0% of the number of then-outstanding Shares and it will notify Dealer promptly upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e) it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f) [Reserved]43;

(g) as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h) it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i) as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; [and]44

(j) [it is not a “financial end user” as defined in 12 CFR §45.2; and]45

(k) IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

[43]	Morgan Lewis to confirm it is not aware of any such requirements.
[44]	Insert for all Dealers other than WF.
[45]	Insert for WF.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, so long as Dealer (or an affiliate of Dealer) has sold the Number of Shares in the manner contemplated by Section 2 of the Equity Distribution Agreement, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer and, accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System (this clause (iii), the “Registration Covenant”). In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall provide notice thereof to Dealer (i) of the occurrence of any event that would constitute an Event of Default in respect of which Counterparty is a Defaulting Party by the next succeeding Exchange Business Day following such occurrence, and (ii) of the announcement of any event that, to the knowledge of Counterparty if consummated, would constitute an Extraordinary Event or Potential Adjustment Event by the fifth succeeding Exchange Business Day following such announcement.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would reasonably be expected to cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (i) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (ii) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that, in each case, will not result in any market transactions or (v) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, in the case of each of clauses (i) through (v), to the extent that such transaction or event does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(f) Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h) Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer following the delivery by Counterparty to Dealer of a Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement).

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Method Election Date, or if later, the final Cash Settlement Payment Date or the final Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b) [Reserved];

(c) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d) Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions and any other transaction under a confirmation entered into by Counterparty and another dealer pursuant to the Equity Distribution Agreement by and between Counterparty and the other parties thereto (each, an “Other Dealer’s Transaction”), or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions or any Other Dealer’s Transaction. Allocation of any Shares that become available for potential delivery to Dealer or any dealer party to an Other Dealer’s Transaction as a result of any Share Issuance Event shall be allocated to the Transactions and any Other Dealer’s Transaction(s) on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

(e) The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g) [Reserved.]46

[Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, National Association (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.]47

[Additional Provisions.

(i)

MSUSA received or will receive other remuneration from MMA in relation to this Master Forward Confirmation and each Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(ii)

Counterparty understands and agrees that MSUSA will act as agent for both parties with respect to each Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. MSUSA shall have no responsibility or personal liability to Counterparty arising from any failure by MMA to pay or perform any obligations hereunder or to monitor or enforce compliance by MMA or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. MSUSA is so acting solely in its capacity as agent for Counterparty and MMA pursuant to instructions from Counterparty and MMA. Each of MMA and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of a Transaction.

(iii)

Notwithstanding any provisions of the Agreement, all communications relating to each Transaction or the Agreement shall be transmitted exclusively through MSUSA in accordance with the applicable notice provisions contained in Section 2.

(iv)

MMA hereby provides notice that the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Counterparty and MMA is not a member of the Securities Investor Protection Corporation (“SIPC”).][48]

[46]	Insert for all Dealers other than JPM, Mizuho and MUFG.
[47]	Insert for JPM.
[48]	Insert for Mizuho.

[Capacity of Dealer. The parties acknowledge and agree that Dealer is not a U.S. registered broker-dealer, and that its participation in this Master Confirmation and any Transaction is pursuant and subject to Rule 15a-6 promulgated under the Exchange Act. The parties acknowledge and agree that Dealer’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Dealer’s chaperone for purposes of the activities contemplated in this Master Confirmation, and that any reference to any obligation of Dealer in this Master Confirmation and any Supplemental Confirmation, shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6 under the Exchange Act, be deemed to be a requirement that Dealer procure that U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations and maintaining books. MUFG Securities Americas Inc. may be paid a fee by Dealer in connection with any Transactions.]49

(h) Counterparty acknowledges that:

(i) during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its commercially reasonable hedge position with respect to the Transactions;

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with commercially reasonable hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate in its commercially reasonable discretion to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v) each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i) Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j) Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice relating to a Forward, in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

[49]	Insert for MUFG.

(k) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer and Counterparty make the following representations.

The following representations will apply to Dealer:

a. [(A) It is a banking société anonyme organized and existing under the laws of the Republic of France; (B) it is classified as a corporation for United States federal income tax purposes; (C) it is a “foreign person” as such term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations and (D) each payment received or to be received by it in connection with the Agreement will be effectively connected with its conduct of a trade or business in the United States.]50[It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]51 [It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) or a disregarded entity of such U.S. person for U.S. federal income tax purposes.]52[It is a U.S. limited liability company that is disregarded as separate from its indirect owner for U.S. federal income tax purposes, which indirect owner is taxed as a corporation for U.S. federal income tax purposes.]53 [It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes. Dealer’s sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]54 [It is a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the U.S. Internal

[50]	Insert for BNP.
[51]	Insert for BofA, Citi and JPM.
[52]	Insert for GS.
[53]	Insert for Mizuho.
[54]	Insert for MS.

Revenue Code of 1986, as amended (the “Code”), and is acting as a principal with respect to any Transactions under this Master Confirmation.]55[It is (A) a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes and (B) a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes, and each payment received or to be received by it in connection with this Master Confirmation will be effectively connected with its conduct of a trade or business in the United States.]56[Dealer is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]57

b. [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]58

The following representations will apply to Counterparty:

a. Counterparty is a corporation established under the laws of the State of Delaware.

b. Counterparty is a “U.S. person” (as that term is used in Section 7701(a)(30) of the [Code]59[U.S. Internal Revenue Code of 1986, as amended (the “Code”)]60), and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and a corporation that is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(iii) Agreements to Deliver Documents. For the purpose of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Dealer and Counterparty each agrees to deliver, as applicable, (i) in the case of Dealer, a completed and accurate U.S. Internal Revenue Service Form W-[9]61[8ECI]62[8IMY (with box 16a checked and including a withholding statement identifying the Agreement) certifying that Dealer is a “Qualified Derivatives Dealer”]63[(or successor thereto)]64, (ii) in the case of Counterparty, a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) and (iii) in the case of Dealer and Counterparty, any other form or document that may be required by the other party in order to allow such party to make a payment under this Master Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate. In each case, such form or document shall be completed in a manner reasonably acceptable to

[55]	Insert for MUFG
[56]	Insert for Scotia.
[57]	Insert for WF.
[58]	Insert for BofA, Citi and JPM.
[59]	Insert for BofA, Citi, JPM and MUFG.
[60]	Insert for BNP, GS, Mizuho, MS, WF and Scotia.
[61]	Insert for all Dealers other than BNP, MUFG and Scotia.
[62]	Insert for BNP and Scotia.
[63]	Insert for MUFG.
[64]	Insert for all Dealers other than MUFG.

the other party and shall be delivered (x) in the case of (i) and (ii) above, promptly upon execution of this Master Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become inaccurate, obsolete or incorrect. Additionally, Counterparty shall promptly upon request by Dealer, provide such other tax forms and documents requested by Dealer.

(iv) “Tax” as used in this clause (k) and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (A) any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) and (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement. [Each party agrees that it can disclose information about the other party and any Transaction entered into under the Agreement to any government or taxing authority if so required by Sections 1471 through 1474 of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and each party irrevocably waives, to the extent possible, any applicable law which prevents such disclosure about the other party and any Transaction entered into under the Agreement.]65

(v) [Each of Dealer and Counterparty agree that the definitions and provisions contained in paragraphs 2 to 7 of the Attachment to the ISDA 2015 Section 871(m) Protocol, as published by ISDA, are incorporated into and apply to this Master Confirmation as if set forth in full herein.]66

9. Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from such breach. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the breach of any covenant or representation made by Dealer in this Master Confirmation or any Supplemental Confirmation or the Agreement or any negligence, willful misconduct, fraud or bad faith of the

[65]	Insert for BNP.
[66]	Insert for MUFG.

Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), or deemed to form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 9.0% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction, which shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under the Delaware General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such number of Shares described in clause (ii), the “Threshold Regulatory Number of Shares” and such condition described in clause (ii), an “Excess Regulatory Ownership Position”). The Threshold Regulatory Number of Shares shall be notified by Counterparty to Dealer on the Trade Date and set forth in the Supplemental Confirmation. If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 9.0% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Restricted Shares. If Counterparty is unable to comply with the Registration Covenant of Counterparty contained in Section 6(a)(iii) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the Registration Covenant of Counterparty contained in Section 6(a)(iii) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or an affiliate thereof) in connection with its hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14. Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction (taking into account any settlement of any other substantially similar issuer forward or similar transactions with Dealer), Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16. Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19. Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

20. Counterparts. This Master Confirmation and each Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. The words “execution,” signed,” “signature,” and words of like import in the Agreement or this Master Confirmation or in any other certificate, agreement or document related to the Agreement or this Master Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof. For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

22. Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23. Other Forward Transactions. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least three Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

24. [BNP Paribas Securities Corp. as Agent. Counterparty agrees and acknowledges that (x) if Counterparty, or any entity (whether acting as investment manager, investment advisor or otherwise) entering any Transaction as agent on behalf of Counterparty, is legally organized or formed in the United States, to the extent as required pursuant to the safe harbor from registration as a broker-dealer contained in SEC Rule 15a-6, BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of BNP Paribas, has been granted authority and is acting solely as agent and not as principal with respect to such Transaction and (y) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under any Transaction, and agrees that the employees of BNPPSC have been granted authority to act on behalf of BNP Paribas to facilitate such agency capacity. “SEC Rule 15a-6” means 17 C.F.R. 240.15a-6 as defined under the Exchange Act.]67

[67]	Insert for BNP.

[U.S. Resolution Stay. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]68

[U.S. QFC Mandatory Contractual Requirements.

(i)

Limitation on Exercise of Certain Default Rights Related to a Dealer Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Confirmation or any other agreement, the parties hereto expressly acknowledge and agree that subject to Section 24(ii), Counterparty shall not be permitted to exercise any Default Right against Dealer with respect to this Confirmation or any other Relevant Agreement that is related, directly or indirectly, to a Dealer Affiliate becoming subject to an Insolvency Proceeding.

(ii)

General Creditor Protections. Nothing in Section 24(i) shall restrict the exercise by Counterparty of any Default Right against Dealer with respect to this Confirmation or any other Relevant Agreement that arises as a result of:

(A)	Dealer becoming subject to an Insolvency Proceeding; or

(B)

Dealer not satisfying a payment or delivery obligation pursuant to (x) this Confirmation or any other Relevant Agreement, or (y) another contract between Dealer and Counterparty that gives rise to a Default Right under this Confirmation or any other Relevant Agreement.

[68]	Insert for BofA.

(iii)

Burden of Proof. After a Dealer Affiliate has become subject to an Insolvency Proceeding, if Counterparty seeks to exercise any Default Right with respect to this Confirmation or any other Relevant Agreement, Counterparty shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder or thereunder.

(iv)	General Conditions

(A)	Effective Date. The provisions set forth in this Section 24 will come into effect on the later of the Applicable Compliance Date and the date of this Confirmation.

(B)

Prior Adherence to the U.S. Protocol. If Dealer and Counterparty have adhered to the ISDA U.S. Protocol prior to the date of this Confirmation, the terms of the ISDA U.S. Protocol shall be incorporated into and form a part of this Confirmation and shall replace the terms of this Section 24. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party and the Agreement shall be deemed to be a Protocol Covered Agreement.

(C)

Subsequent Adherence to the U.S. Protocol. If, after the date of this Confirmation, both Dealer and Counterparty shall have become adhering parties to the ISDA U.S. Protocol, the terms of the ISDA U.S. Protocol will supersede and replace this Section 24.

(v)	Definitions. For the purposes of this Section 24, the following definitions apply:

“Applicable Compliance Date” with respect to this Confirmation shall be determined as follows: (a) if Counterparty is an entity subject to the requirements of the QFC Stay Rules, January 1, 2019, (b) if Counterparty is a Financial Counterparty (other than a Small Financial Institution) that is not an entity subject to the requirements of the QFC Stay Rules, July 1, 2019 and (c) if Counterparty is not described in clause (a) or (b), January 1, 2020.

“BHC Affiliate” has the same meaning as the term “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. 1813(w) and 12 U.S.C. 1841(k).

“Credit Enhancement” means, with respect to this Confirmation or any other Relevant Agreement, any credit enhancement or other credit support arrangement in support of the obligations of Dealer or Counterparty hereunder or thereunder or with respect hereto or thereto, including any guarantee or collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

“Dealer Affiliate” means, with respect to Dealer, a BHC Affiliate of that party.

“Default Right” means, with respect to this Confirmation (including the Transaction) or any other Relevant Agreement, any:

(i) right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure; but

(iii) solely with respect to this Section 24, does not include any right under a contract that allows a party to terminate the contract on demand or at its option at a specified time, or from time to time, without the need to show cause.

“Financial Counterparty” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“ISDA U.S. Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol, as published by ISDA on July 31, 2018.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.81–8 (the “Federal Reserve Rule”), 12 C.F.R. 382.1-7 (the “FDIC Rule”) and 12 C.F.R. 47.1-8 (the “OCC Rule”), respectively. All references herein to the specific provisions of the Federal Reserve Rule, the FDIC Rule and the OCC Rule shall be construed, with respect to Dealer, to the particular QFC Stay Rule(s) applicable to it.

“Relevant Agreement” means this Confirmation (including the Transaction) and any Credit Enhancement relating hereto or thereto.

“Small Financial Institution” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.]69

[U.S. Resolution Stay Provisions.

(i)	Recognition of the U.S. Special Resolution Regimes.

(A)

In the event that Dealer becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the

[69]	Insert for Citi.

transfer from Dealer of the Agreement, and any interest and obligation in or under, and any property securing, the Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Agreement, and any interest and obligation in or under, and any property securing, the Agreement were governed by the laws of the United States or a state of the United States.

(B)

In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (each such right, a “Default Right”)) under the Agreement that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Agreement were governed by the laws of the United States or a state of the United States.

(ii)

Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in the Agreement, Dealer and Counterparty expressly acknowledge and agree that:

(A)

Counterparty shall not be permitted to exercise any Default Right with respect to the Agreement or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5 or 12 C.F.R. § 382.4, as applicable; and

(B)

Nothing in the Agreement shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to Counterparty.

(iii)

U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of the Agreement and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this Section 24. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and the Agreement shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(iv)

Preexisting In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. §§ 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this Section 24, with references to “the Agreement” being understood to be references to the applicable Preexisting In-Scope Agreement.

For the purposes of this Section 24, “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), and “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to the Agreement, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.]70

[70]	Insert for GS.

[U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to the Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]71

[U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity”; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such

[71]	Insert for JPM.

purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Section 24. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]72

[U.S. Resolution Stay Protocol. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. §§ 252.2, 252.81–8, 12 C.F.R. § 382.1-7 and 12 C.F.R. § 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]73

[72]	Insert for Mizuho.
[73]	Insert for MS.

[ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. Both parties agree that the amendments set out in the Attachment to the ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on December 17, 2020 and available on the ISDA website (www.isda.org) (the “UK PDD Protocol”) shall be made to the Agreement. In respect of the Attachment to the UK PDD Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Section 24 (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of the Agreement. For the purposes of this section:

(i)	Portfolio reconciliation process status. Each party confirms its status as follows:

Dealer:	Portfolio Data Sending Entity
Counterparty:	Portfolio Data Receiving Entity

(ii)	Local Business Days. Each party specifies the following place(s) for the purposes of the definition of Local Business Day as it applies to it:

Dealer:	London (United Kingdom)
Counterparty:	New York, NY

(iii)	With respect to delivery of Portfolio Data, Notice of a discrepancy and Dispute Notice they may be delivered to:

In respect of Dealer:	OPS-ClientValuations@int.sc.mufg.jp
In respect of Counterparty:	bgreen2@entergy.com

(iv)	Use of third party service provider. For the purposes of Part I(3) of the Attachment to the UK PDD Protocol, Dealer and Counterparty may use a third party service provider.

(v)

Use of agent. For the purposes of Part I(3)(a) of the Attachment to the UK PDD Protocol, each of Dealer and Counterparty appoints the following Affiliate(s) (as defined in the Attachment to the UK PDD Protocol) as its agent:

Dealer:	None
Counterparty:	None][74]

[Canadian Stay. The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of the Agreement, and the Agreement shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistencies between the Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.]75

[74]	Insert for MUFG.
[75]	Insert for Scotia.

[QFC Stay Rules. The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]76

25. [Bail-in. The provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Attachment, the Agreement shall be deemed to be a Protocol Covered Agreement and the Implementation Date shall be the date of this Master Confirmation. In the event of any inconsistencies between the other provisions of the Agreement and the Attachment, the Attachment will prevail. To the extent that the governing law of the Agreement is at the date of the Agreement that of a European Economic Area (“EEA”) member state which subsequently becomes a non-EEA member state, then the provisions set out in the Attachment will apply to the Agreement as from the date on which that state becomes a non-EEA member state.]77

[UK EMIR Status. In connection with Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties and trade repositories (as amended or supplemented from time to time) (“EMIR”) which forms part of ‘retained EU law’ as defined in the European Union (Withdrawal) Act 2018 (“EUWA”) (as amended or supplemented from time to time) (“UK EMIR”), each party represents to the other on each day and on each time on which it enters into a Transaction which is subject to the Portfolio Reconciliation Risk Mitigation Techniques and/or the Dispute Resolution Risk Mitigation Techniques (each as defined in the UK PDD Protocol) (each, a “Relevant Transaction”) which representation will, unless otherwise further notified to the other party, be deemed to be repeated by such party at all times while such Relevant Transaction remains outstanding) that it has the following status (“UK EMIR Status”):

[76]	Insert for WF.
[77]	Insert for BNP.

With respect to Dealer:	a party that does not make the NFC Representation (as such term is defined in the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013).

With respect to Counterparty:	a party making the NFC Representation (as such term is defined in the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013).

Where the UK EMIR Status, as represented under this provision changes, each party shall promptly notify the other party in writing of such change. Such notification shall be made in accordance with Section 2 of this Master Confirmation. The parties will use all reasonable efforts to negotiate, agree, and implement all necessary amendments and modifications to any Relevant Transaction and to adhere to any additional obligation that is required under UK EMIR. Without prejudice to any right or remedy provided by law, neither a wrong declaration of status nor the failure to notify any change in status shall constitute an Event of Default or Termination Event.]78

26. [Contractual Recognition of Stay Powers before Resolution and in Resolution. The provisions of the ISDA Resolution Stay Jurisdictional Modular Protocol, as supplemented by the Omnibus Jurisdictional Module (the “EU Modular Protocol”), which the parties have reviewed, acknowledge and accept, are hereby incorporated herein by reference. For these purposes, (i) BNP Paribas is a Regulated Entity Counterparty, (ii) the Relevant National Laws are those of France as set out in the EU Stay Law Annex from time to time, (iii) Counterparty is a Module Adhering Party, (iv) the Implementation Date shall be the date of the Agreement and (v) all capitalized terms will bear the meanings ascribed to them in the EU Modular Protocol. In the event of any inconsistences arising between the terms of this provision and any other provisions in the Agreement, the terms of this provision will prevail.]79

[UK Contractual Recognition of Bail-In.

(1)

Each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the U.K. Bail-in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(i)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(ii)

a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(2)

Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in order to give effect to the matters described herein.

(3)	The acknowledgements and acceptances contained in paragraphs (1) and (2) above will not apply if:

(i)

the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the U.K. Bail-in Power pursuant to the law of the third country governing such liabilities or a binding agreement concluded with such third country and in either case the U.K. Regulations have been amended to reflect such determination; and/or

[78]	Insert for MUFG.
[79]	Insert for BNP.

(ii)	the U.K. Regulations have been repealed or amended in such a way as to remove the requirement for the acknowledgements and acceptances contained in paragraphs (1) and (2).

(4)	Definitions.

“Bail-in Action” means the exercise of the U.K. Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the U.K. Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the U.K. Regulations.

“U.K. Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “U.K. Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.]80

27. [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (the “EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Section 27 (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this Section 27:

[80]	Insert for MUFG.

(i)	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

(ii)

Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use, including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Dealer are London and Brussels and in relation to Counterparty is New York.

(iv)	The following are the applicable email addresses.

Portfolio Data:	Dealer: portfoliorec.eu@uk.bnpparibas.com

Counterparty: bgreen2@entergy.com

Notice of Discrepancy:	Dealer: portfoliorec.eu@uk.bnpparibas.com

Counterparty: bgreen2@entergy.com

Dispute Notice:	Dealer: portfoliorec.eu@uk.bnpparibas.com

Counterparty: bgreen2@entergy.com][81]

[UK Special Resolution Regime.

(1)

Where a resolution measure is taken in relation to any Regulated Entity Counterparty or any “member” of the same “group” as such Regulated Entity Counterparty, the other party to the Agreement shall be entitled to exercise “termination rights” under, or rights to enforce a “security interest” in connection with, the Agreement, to the extent that it would be entitled to do so under the “Special Resolution Regime” if the Agreement were governed by the laws of any part of the “United Kingdom”.

(2)

For the purposes of subparagraph (1) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a “crisis prevention measure” other than the making of a “mandatory reduction instrument” by the Bank of England under Section 6B of the U.K. Banking Act 2009.

(3)	As used in this Section 27 (including any Supplemental Confirmation relating thereto):

(a)

words and phrases in quotation marks and italics have the meaning given to them in or pursuant to the ‘Stay In Resolution’ part of the PRA’s rulebook and the ISDA 2020 UK (PRA Rule) Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol published by ISDA on 22 December 2020, as applicable (each, as may be amended from time to time);

(b)	“BRRD” means the European Bank Resolution and Recovery Directive;

(c)	“Regulated Entity Counterparty” means any of the following:

a.	A “BRRD undertaking” which is

i.	a “CRR firm”;

[81]	Insert for BNP.

ii.	a “financial holding company” whose “registered office” or, if the “financial holding company” does not have a “registered office,” whose “head office” is in the “United Kingdom”; or

iii.	a “mixed financial holding company” whose “registered office” or, if the “mixed financial holding company” does not have a “registered office,” whose “head office” is in the “United Kingdom”; and

b.	A “subsidiary” of a “BRRD Undertaking” which is:

i.	a “credit institution”;

ii.	an “investment firm” or an “undertaking” which would be an “investment firm” if it had its head office in the “United Kingdom”; or

iii.	a “financial institution”; and

iv.	is not a “BRRD undertaking” which falls within clause (a) of this definition; and

(d)	“resolution measure” means a “crisis prevention measure”, “crisis management measure” or “recognised third-country resolution action.][82]

28. [Wall Street Transparency and Accountability Act of 2010. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that none of the enactment of the WSTAA or any regulation under the WSTAA, any requirement under the WSTAA or any amendment made by the WSTAA shall eliminate, limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement any Transaction or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, change in law or legal interpretation, regulatory change or similar event under any Transaction or the Agreement, each as may be amended, replaced or supplemented from time to time.]83

[Transaction Reporting – Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)

to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)

to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements; or

(iii)

subject to an agreement containing provisions substantially similar to those of the Reporting Consent, to any prospective counterparty to a derivatives transaction relating to any Transaction hereunder.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

[82]	Insert for MUFG.
[83]	Insert for BNP.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity, and certain transaction and pricing data and may result in such information becoming available to the public or recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall survive the termination of this Master Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.]84

[84]	Insert for MUFG.

[Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.]85 [Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Confirmation and returning it to CorporateDerivativeNotifications@wellsfargo.com.]86

Yours faithfully,

[BANK OF AMERICA, N.A.][BNP PARIBAS][CITIBANK, N.A.][GOLDMAN SACHS & CO. LLC][JPMORGAN CHASE BANK, NATIONAL ASSOCIATION][MIZUHO MARKETS AMERICAS LLC][MORGAN STANLEY & CO. LLC][MUFG SECURITIES EMEA PLC][THE BANK OF NOVA SCOTIA][WELLS FARGO BANK, NATIONAL ASSOCIATION]

By:
Name:
Title:

[By:
Name:
Title:][87]

[MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this Master Forward Confirmation

By:
Name:
Title:]

Agreed and accepted by:

ENTERGY CORPORATION

By:
Name:
Title:

[85]	Insert for all Dealers other than WF.
[86]	Insert for WF.
[87]	Insert for BNP.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Entergy Corporation 639 Loyola Avenue New Orleans, Louisiana 70113

From:	[Bank of America, N.A.][BNP Paribas][Citibank, N.A.][Goldman Sachs & Co. LLC][JPMorgan Chase Bank, National Association, New York Branch][Mizuho Markets Americas LLC][Morgan Stanley & Co. LLC][MUFG Securities EMEA plc][The Bank of Nova Scotia][Wells Fargo Bank, National Association]

Re:	Issuer Share Forward Sale Transaction

Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Bank of America, N.A.]88[BNP Paribas]89[Citibank, N.A.]90 [Goldman Sachs & Co. LLC] 91[JPMorgan Chase Bank, National Association, New York Branch]92[Mizuho Markets Americas LLC]93[Morgan Stanley & Co. LLC]94[MUFG Securities EMEA plc]95[The Bank of Nova Scotia]96[Wells Fargo Bank, National Association]97 (“Dealer”) and Entergy Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below. [Dealer is acting as principal in this Transaction and Mizuho Securities USA LLC, its affiliate, is acting as agent for Dealer and Counterparty in this Transaction. This Supplemental Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended. Dealer is not a member of the Securities Investor Protection Corporation.]98

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [January [ ], 2021]99[May [ ], 2024]100 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

[88]	Insert for BofA.
[89]	Insert for BNP.
[90]	Insert for Citi.
[91]	Insert for GS.
[92]	Insert for JPM.
[93]	Insert for Mizuho.
[94]	Insert for MS.
[95]	Insert for MUFG.
[96]	Insert for Scotia.
[97]	Insert for WF.
[98]	Insert for Mizuho.
[99]	Insert for BofA, Citi, JPM, Mizuho and WF.
100	Insert for BNP, GS, MS, MUFG and Scotia.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]

Effective Date:	[_______], 20[__]

Maturity Date:	[_______], 20[__]

Number of Shares:	[________]

Initial Forward Price:	USD [____]

Spread:	[_.__]%

Adjusted Volume-Weighted Hedge Price:	USD [____]

Initial Stock Loan Rate:	[___] basis points per annum

Maximum Stock Loan Rate:	[___] basis points per annum

Threshold Number of Shares:	[___]

Threshold Regulatory Number of Shares:	[___]

Office of Dealer:	[___]

[Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.]101 [Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to CorporateDerivativeNotifications@wellsfargo.com.]102

Yours faithfully,

[BANK OF AMERICA, N.A.][BNP PARIBAS][CITIBANK, N.A.][GOLDMAN SACHS & CO. LLC][JPMORGAN CHASE BANK, NATIONAL ASSOCIATION] [MIZUHO MARKETS AMERICAS LLC] [MORGAN STANLEY & CO. LLC][MUFG SECURITIES EMEA PLC][THE BANK OF NOVA SCOTIA][WELLS FARGO BANK, NATIONAL ASSOCIATION]

By:
Name:
Title:

[By:
Name:
Title:]103

[MIZUHO SECURITIES USA LLC
Acting solely as Agent in connection with this Supplemental Confirmation

By:
Name:
Title:]

Agreed and accepted by:

ENTERGY CORPORATION

By:
Name:
Title:

101	Insert for all Dealers other than WF.
102	Insert for WF.
103	Insert for BNP.

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:

[______], 20[__]	USD[___]

[______], 20[__]	USD[___]

[______], 20[__]	USD[___]

........	........

[______], 20[__]	USD[___]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to [December 31, 20[__]]:	USD[___]

For any calendar quarter ending after [December 31, 20[__]]:	USD[___]

EXHIBIT D

{Form of Joinder Agreement}

{____________}, 20{__}

This Joinder Agreement (this “Joinder”) is made as of the date written above by the undersigned (the “Joining Party”) in accordance with that certain Equity Distribution Sales Agreement, dated as of January 11, 2021 (as amended from time to time, the “Sales Agreement”), among Entergy Corporation, a Delaware corporation (the “Company”), the Agents, the Forward Sellers and the Forward Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Sales Agreement.

Section 1. Joinder. Pursuant to and in accordance with Section 3(y) of the Sales Agreement, the undersigned hereby agrees that upon execution of this Joinder, the undersigned shall:

(i)	become a party to the Sales Agreement;

(ii)	be deemed, and is hereby admitted as, {an “Agent”}{a “Forward Seller”}{ a “Forward Purchaser”} for all purposes thereof and entitled to all the rights incidental thereto; and

(iii)	be fully bound by, and subject to, all of the covenants, terms, and conditions of the Sales Agreement as though an original party thereto.

Section 2. Notice. Any notice to the undersigned required or permitted by the Sales Agreement shall be directed to {__________}.

Section 3. Master Forward Confirmation. As of the date hereof, the form of Master Forward Confirmation attached hereto as Appendix I shall be deemed to amend and replace Exhibit C to the Sales Agreement with respect to the Joining Party.

D-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first written above and hereby authorizes this signature page to be attached to a counterpart of the Sales Agreement.

{___________}

By:
Name:
Title:

Acknowledged and agreed:

Entergy Corporation

By:
Name:
Title:

D-2

APPENDIX I

{Form of Master Forward Confirmation}

See attached.

D-3